Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT AND SECURITY AGREEMENT

This Amendment to Credit and Security Agreement (the “Amendment”) is entered into as of this 29th day of July, 2010 by and among RCLC, Inc. (formerly known as Ronson Corporation), a New Jersey corporation (“Parent”), RCPC Liquidating Corp. (formerly known as Ronson Consumer Products Corporation), a New Jersey corporation (“RCPC”), Ronson Aviation, Inc., a New Jersey corporation (“RAI”) and RCC Inc. (formerly known as Ronson Corporation of Canada Ltd.), an Ontario corporation (“Ronson Canada”) (RCPC and RAI are collectively and individually referred to as the “Domestic Borrower” or “Domestic Borrowers”; the Domestic Borrower and Ronson Canada are collectively and individually referred to as the “Borrower” or “Borrowers”, and the Borrowers, together with Parent are collectively and individually referred to as the “Obligors”) and Wells Fargo Bank, National Association (“Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS:

Borrowers and Lender are parties to a certain Credit and Security Agreement dated as of May 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), relating to financing by Lender to Borrowers.  Capitalized terms used but not specifically defined herein shall have the meanings provided for such terms in the Credit Agreement.

Certain Events of Default occurred under the Credit Agreement and, as a result thereof, Lender and Borrowers entered into that certain Forbearance Agreement dated as of March 29, 2009 (as amended modified, supplemented or restated from time to time, the “Forbearance Agreement”), whereby Lender agreed to forbear from exercising certain of its rights and remedies available under the Loan Documents as a result of the Existing Events of Default.

The Forbearance Agreement expired pursuant to its terms on July 26, 2010, resulting in a Termination Event (as such term is defined in the Forbearance Agreement) thereunder.

On February 2, 2010, Parent, RCPC and Ronson Canada consummated a transaction (the “Zippo Sale”) pursuant to which RCPC and Ronson Canada sold substantially all of their assets to Zippo Manufacturing Company and Nosnor, Inc., pursuant to an Asset Purchase Agreement dated as of October 5, 2010.  The net proceeds of the Zippo Sale were delivered to Lender in accordance with the terms of that certain letter agreement by and among Lender and Obligors dated as of February 2, 2010 and applied by Lender in accordance with and subject to the Thirteenth Amendment to Forbearance Agreement dated as of April 1, 2010.

Obligors have requested that Lender amend certain terms and conditions of the Credit Agreement notwithstanding the existence of the Existing Events of Default and the occurrence of the Termination Event under the Forbearance Agreement.

 Lender has considered Borrowers’ requests and, in an effort to continue working with Borrowers, hereby agrees to amend the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Amendment to Credit and Security Agreement.  The following definition set forth in section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Accommodation Overadvance Limit” means an amount up to  $1,650,000; provided, however, that Borrower acknowledges and agrees that if the full of amount of the Accommodation Overadvance Limit is not drawn by 5:00 p.m., July 30, 2010, the Accommodation Overadvance Limit shall automatically be reduced to $1,500,000.

2.            Funding of RAI Pending Closing of the RAI Sale.  Obligors acknowledge and agree that as a result of the consummation of the Zippo Sale, RCPC and Ronson Canada shall no longer be permitted to request Advances under the Credit Agreement and any remaining assets of RCPC and/or Ronson Canada shall no longer be considered in any borrowing base calculation.

3.            Interest Rate on Accommodation Overadvance.  Obligors acknowledge and agree that interest on the Accommodation Overadvance shall accrue at a rate equal to the Prime Rate plus eight percent (8.00%) per annum.

4.            Acknowledgement of Existing Events of Default and Termination Event under Forbearance Agreement.  Obligors acknowledge and agree that (i) the Existing Events of Default have occurred and are continuing and (ii) that the Forbearance Agreement has expired pursuant to its terms, resulting in a Termination Event thereunder, and that as a result of such Existing Events of Default and the Termination Event, Lender has no obligation to make any further Advances to RAI, including the Accommodation Overadvance contemplated by this Amendment.

5.            Conditions.  Lender’s agreement to amend the terms and conditions of the Credit Agreement on the terms and conditions set forth herein is conditioned upon:

(a)           execution and delivery by the Obligors and Lender of this Agreement; and

(b)           such other matters as Lender may reasonably require.

6.            Sums Secured; Estoppel.  The Obligors acknowledge and reaffirm that their obligations to Lender as set forth in and evidenced by the Loan Documents are due and owing without any defenses, set-offs, recoupments, claims or counterclaims of any kind as of the date hereof.  To the extent that any defenses, set-offs, recoupments, claims or counterclaims may exist as of the date hereof, the Obligors waive and release Lender from the same.

7.            No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

8.            References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby.

9.            No Waiver. The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, a waiver of any Termination Event under the Forbearance Agreement or breach, default or event of default under any Loan Documents or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

10.            Waiver and Release of Claims and Defenses.  The Obligors hereby waive and release all claims and demands of any nature whatsoever that they now have or may have against Lender, whether arising under the Loan Documents or by any acts or omissions of Lender, or any of its directors, officers, employees, affiliates, attorneys or agents, or otherwise, and whether known or unknown, existing as of the date of the execution of this Amendment, and further waive and release any and all defenses of any nature whatsoever to the payment of the Obligations or the performance of their obligations under Loan Documents.

11.            Reaffirmation of Loan Documents.  The Obligors hereby agree with, reaffirm and acknowledge their representations and warranties contained in the Loan Documents.  Furthermore, the Obligors represent that their representations and warranties contained in the Loan Documents continue to be true and in full force and effect.  This agreement, reaffirmation and acknowledgment is given to Lender by the Obligors without defenses, claims or counterclaims of any kind.  To the extent that any such defenses, claims or counterclaims against Lender may exist, the Obligors waive and release Lender from same.

12.            Ratification and Reaffirmation of Loan Documents.  The Obligors ratify and reaffirm all terms, covenants, conditions and agreements contained in the Loan Documents.

13.            No Preferential Treatment.  No Obligor has entered into this Amendment to provide any preferential treatment to Lender or any other creditor.  No Obligor intends to file for protection or seek relief under the United States Bankruptcy Code or any similar federal or state law providing for the relief of debtors.

14.            Legal Representation.  Each of the parties hereto acknowledge that they have been represented by independent legal counsel in connection with the execution of this Amendment, that they are fully aware of the terms and conditions contained herein, and that they have entered into and executed the within Amendment as a voluntary action and without coercion or duress of any kind.

15.            Partial Invalidity; No Repudiation. If any of the provisions of this Amendment shall contravene or be held invalid under the laws of any jurisdiction, this Amendment shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants, and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provisions of this Amendment in any jurisdiction.

16.            Binding Effect.  This Amendment is binding upon the parties hereto and their respective heirs, administrators, executors, officers, directors, representatives and agents.

17.            Governing Law.  This Amendment shall be governed by the laws of the State of New York.

18.            WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY, AS TO ANY ACTION WHICH MAY ARISE AS A RESULT OF THE LOAN DOCUMENTS, THE FORBEARANCE AGREEMENT, THIS AMENDMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

19.            Counterparts.  This Amendment and/or any documentation contemplated or required in connection herewith may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be considered one and the same document.  Delivery of an executed counterpart of a signature page of this document by facsimile shall be effective as delivery of a manually executed counterpart of this document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, do hereby execute this Amendment the date and year first above written.

RCLC, INC. (f/k/a RONSON CORPORATION) By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer
RCPC LIQUIDATING CORP. (f/k/a/ RONSON CONSUMER PRODUCTS CORPORATION) By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer
RONSON AVIATION, INC. By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer
RCC INC. (f/k/a RONSON CORPORATION OF CANADA LTD.) By: /s/ Joel Getzler Print Name: Joel Getzler Print Title: Chief Restructuring Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Michael F. Hahn, counsel to Wells Fargo Bank, National Association Michael F. Hahn, counsel to Wells Fargo Bank, National Association